                                                                      EXHIBIT 21


                  SUBSIDIARIES OF BATTLE MOUNTAIN GOLD COMPANY


                                                              Jurisdiction of
                  Subsidiary                                   Organization
                  ----------                                   ------------

Battle Mountain (Australia) Inc.                                 Delaware
Battle Mountain (Canada) Inc.                                     Nevada
Battle Mountain Canada Holdco, Inc.                               Nevada
Battle Mountain Canada Ltd.                                       Ontario
Battle Mountain (Dominican Republic) Inc.                         Nevada
Battle Mountain Exploration Company                                Texas
Battle Mountain Gold do Brasil Mineracao Ltda.                    Brazil
BMG (Ghana) Ltd.                                                   Ghana
Battle Mountain (Irian Jaya) Ltd.                                 Nevada
Battle Mountain (Ketungau) Inc.                                   Nevada
Battle Mountain (Pacific) Ltd.                                    Nevada
Battle Mountain Resources Inc.                                    Nevada
Battle Mountain Services Company                                  Nevada
Battle Mountain Sub Holdco, Inc.                                  Nevada
Compania Hemlo Gold Chile Limitada                                 Chile
Compania Minera El Aguila                                        Delaware
Compania Minera El Condor                                         Nevada
Compania Minera El Halcon                                        Delaware
Compania Minera La Barca S.A. (88%)                               Bolivia
Compania Minera Vicuna                                            Nevada
Crown Butte Mines, Inc. (60%)                                     Montana
Crown Butte Resources Ltd. (60%)                                  Canada
Empresa Minera Inti Raymi S.A. (88%)                              Bolivia
Empresa Minera La Joya S.R.L. (75.5%)                             Bolivia
Hemlo Gold Mines (U.S.A.) Inc.                                   Delaware
Hemlo Gold Mines Australia Pty Limited                           Australia
Inversiones Mineras del Inca, S.A. (50.5%)                         Chile
Kori Kollo Corporation                                           Delaware
Mansi River Gold Company, Limited (72.25%)                         Ghana
Minas de Oro Hemlo S.A. de C.V.                                   Mexico
Minera BMG                                                        Nevada
Minera BMG de Chile, Inc.                                         Nevada
Minera BMG de Mexico, S. de R.L. de C.V.                          Mexico
Minera Hispaniola, S.A. (60%)                               Dominican Republic
Minera Illimani S.A. (88%)                                       Argentina
Mt. Blanca Land and Cattle Company                                Nevada
Niugini Mining Limited (50.5%)                               Papua New Guinea
Niugini Mining (Australia) Pty. Ltd. (50.5%)                     Australia
Pajingo Gold Mine Pty. Ltd.                                      Australia
Red Dome Pty. Ltd. (50.5%)                                       Australia
SERMAT S.A. (88%)                                                 Bolivia
Silidor Mines Inc.                                                Quebec
Washington Real Estate Group Inc.                               Washington